UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/13/2012

Westway Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34586

Delaware	20-4755936
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

365 Canal Street, Suite 2900
New Orleans, LA 70130
(Address of principal executive offices, including zip code)

(504) 525-9741
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On February 13, 2012, Westway Group, Inc. (the "Company") entered into a Waiver (the "Waiver") by and between the Company and Agman Louisiana Inc. ("Agman"), the holder of all of the Company's Series A Perpetual Convertible Preferred Stock (the "Series A Preferred Stock"), pursuant to which the Company agreed to issue 205,959 additional shares of Series A Preferred Stock to Agman on or shortly following April 1, 2012, in satisfaction in full of the accrued preferred stock dividends through March 31, 2012, based on a valuation of $5.50 per share of the Series A Preferred Stock, and in exchange for a waiver by Agman of the Company's compliance with the negative covenants set forth in the Company's Amended and Restated Certificate of Incorporation. Of the 205,959 additional shares issued to Agman, 81,231 shares will be issued into the escrow governed by the Stock Escrow Agreement dated May 28, 2009 and not directly to Agman. The Waiver was entered into to facilitate the dividend on shares of the Company's common stock declared by the Company's Board of Directors on February 13, 2012, in light of the constraints on the payment of cash dividends under the Credit Agreement dated November 12, 2009, as amended. The foregoing description of the Waiver does not purport to describe all of its terms and is qualified in its entirety by reference to the complete text of the Waiver, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 3.02.    Unregistered Sales of Equity Securities

Pursuant to the Waiver, the Company has agreed to issue 205,959 additional shares of Series A Preferred Stock to Agman on or shortly following April 1, 2012, in full satisfaction of any and all outstanding accrued but unpaid dividends on Agman's shares of Series A Preferred Stock through March 31, 2012, based on a valuation of $5.50 per share of the Series A Preferred Stock. The shares will be issued in a private placement not involving a public offering under the Securities Act of 1933. The Company has not engaged in general solicitation or advertising with regard to the described issuance of its shares of Series A Preferred Stock and has not offerred securities to the public in connection with the issuance.

Item 8.01.    Other Events

On February 13, 2012, the Company issued a press release announcing that its Board of Directors had declared a quarterly dividend of $0.04 per share of common stock payable to holders of record of the Company's common stock and participating preferred stock on February 27, 2012 in cash or shares of the Company's common stock, or a combination thereof, at the election of each shareholder. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

10.1 Waiver dated February 13, 2012 by and between Agman Louisiana Inc. and Westway Group, Inc.

99.1 Press Release of Westway Group, Inc. dated February 13, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Westway Group, Inc.

Date: February 14, 2012	By:	/s/ Thomas A. Masilla, Jr.
Thomas A. Masilla, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Waiver dated February 13, 2012 by and between Agman Louisiana Inc. and Westway Group, Inc.
EX-99.1	Press Release of Westway Group, Inc. dated February 13, 2012